

Vision on Wilshire | Los Angeles, CA

INVESTOR PRESENTATION

November 2023

UDR®

Opening doors to the future®

GRESB REAL ESTATE

sector leader 2023



Vision on Wilshire | Los Angeles, CA

TABLE OF CONTENTS

RECENT UPDATES – UDR[(1)]

UDR's relative competitive advantages in operations, capital allocation, and innovation set us up well for continued relative outperformance across same-store and earnings growth.

4Q 2023 To-Date

FFOA/share: Trending to $0.63, consistent with guidance midpoint

Same-Store Revenue Growth (Straight-Line): 2.25% to 2.75% YOY

Operations:

- 96.8% average occupancy in October, up from 96.7% in 3Q23
- Blended lease rate growth of ~0.5% through November 10
- Other income growth of 4.5% to 5.0% YOY
- Resident turnover lower on a year-over-year basis for the 6th consecutive month in October
- In-the-month collections remain at post-pandemic highs

Operating Effectiveness

3Q 2023 outperformance and FY23 SSNOI expected to be #2 among peer group[(2)]



UDR
Peer Avg.
2%
1%
0%
-1%
3Q 2023 Sequential Same-Store NOI Growth
0.0%
2.0%
4.0%
6.0%
8.0%
3Q 2023 Year-Over-Year Same-Store NOI Growth
UDR
Multifamily Peers

Liquidity and Balance Sheet Strength

Lowest weighted average interest rate among peers; only 5% of debt (vs. 19% peer avg.) maturing over next 3 years[(3)]; less than $110 million remaining capital commitments[(4)]



$1,000
$500
$0
Dollars, in Millions
$970
$109
$861
Total Liquidity
Committed Projects
Net Capacity

Accretive Capital Deployment

Ability to increase operating scale, densification, and ROE through accretive acquisitions

JV Acquisition: Under contract to acquire a 262-apartment home community in suburban MA for ~$115 million

Pricing and Expectations:

- Initial: Mid-to-high 5% Year-1 FFO yield
- Stabilized: Mid-6% (i.e., typical 10%-15% NOI uplift on acquisitions) from UDR's Platform efficiencies
- Fees: Incremental 50bps, resulting in high-6% yield

(1) Metrics as of September 30, 2023, unless otherwise noted.
(2) FY 2023 expectations based on guidance ranges for UDR and peers. Peer group includes AIRC, AVB, CPT, EQR, ESS, and MAA.
(3) Data as of September 30, 2023. Amount for UDR excludes commercial paper balance, working capital facility balance, and principal amortization.
(4) Total Liquidity represents cash and available capacity on the Company's line of credit and commercial paper program; Committed Projects reflects remaining funding for active development projects, DCP investments, and Real Estate and Climate Tech fund commitments.
Source: Company documents.

RECENT UPDATES – SECTOR TRENDS[1]

Consumer financial health remains resilient, while relative affordability continues to favor multifamily renting. Near-term supply deliveries are elevated, but persistent declines in permitting activity suggest less future total housing inventory growth.

Steady Rent-to-Income Ratio (“R/I”)

Median resident R/I ratio in the low/mid-20% range, while it is 55% to 60% less expensive to rent than own across UDR markets


R/I Ratio (lhs)
Long-Term Avg. R/I Ratio (lhs)
% Less Expensive to Rent vs. Own (rhs)
30%
25%
20%
15%
-30%
-40%
-50%
-60%
Sep-17
Sep-18
Sep-19
Sep-20
Sep-21
Sep-22
Sep-23

Slowing Total Housing Stock Growth

Total residential permits have been declining for 4 consecutive quarters


Single Family Permits
Multifamily Permits
Total Residential Permits
Residential Permits Issued
1,500,000
1,000,000
500,000
0
2019
2020
2021
2022
2023

Supply-Demand

All major U.S. regions are forecast to have annual new supply completions in 2023/2024 that are approximately double on average compared to historical levels, with various Sunbelt markets having the highest level of absolute supply. Total income growth remains strong, but we anticipate cumulative supply deliveries will continue to pressure market rents in 2024.


2023-2024 Annual Average (Forecast)
2000-2019 Annual Average
Multifamily Supply Completions as a % of Existing Stock
6%
4%
2%
0%
Sunbelt
East Coast / Mid-Atlantic
West Coast


TTM Total Income Growth
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Sunbelt
East Coast / Mid-Atlantic
West Coast


3Q23 Blended Lease Rate Growth
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
-0.5%
Sunbelt
East Coast / Mid-Atlantic
West Coast

(1) Metrics as of September 30, 2023, unless otherwise noted.
Source: RealPage, U.S. Census Bureau, Company documents.

UDR AT A GLANCE(1)(2)

UDR is a **full-cycle investment** that consistently generates strong total shareholder return ("TSR") through innovation, best-in-class operations, and disciplined capital allocation.

51 Year History | S&P 500 Multifamily REIT | ~60,000 Apartment Homes | 21 Markets | ~$18B EV | 5.1% Dividend Yield | Full-Cycle Investment | Continuous Innovation

Outsized Same-Store NOI Growth(3)



3-Year
10-Year
15-Year
20-Year
6.3%
6.6%
3.9%
4.5%
3.4%
3.9%
3.6%
4.0%
2.0%
3.0%
4.0%
5.0%
6.0%
7.0%
Peer Median CAGR
UDR CAGR

Robust Relative TSR



3-Year
10-Year
15-Year
20-Year
5.8%
6.6%
6.0%
7.8%
5.9%
6.6%
7.7%
8.3%
2.0%
4.0%
6.0%
8.0%
10.0%
NAREIT Equity Index CAGR
UDR CAGR

Sustainable Dividends That Grow Over Time



$2.00
$1.60
$1.20
$0.80
$0.40
204
Consecutive Dividends Paid
6.7%
CAGR since 2010
$0.72
$1.68
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

(1) As of September 30, 2023, except otherwise noted.
(2) Enterprise Value ("EV") and Dividend Yield as of November 10, 2023. Dividend Yield is based on UDR's 3Q23 annualized dividend of $1.68 per share.
(3) Peer group includes AIRC (AIV prior to 2021), AVB, CPT, EQR, ESS and MAA; 2Q 2020 through 3Q 2023 UDR same-store NOI results have been adjusted where appropriate to reflect concessions on a straightline basis for peer comparability.
Source: Company and peer documents, Nareit.

UDR AT A GLANCE – DIVERSIFIED PORTFOLIO COMPOSITION

UDR is diversified across markets and price points to generate robust growth with less risk.

Market Mix



Northeast/Mid-Atlantic:
39% of NOI
West Coast:
35% of NOI
Sunbelt:
26% of NOI



80%
60%
40%
20%
UDR
Peer Average
Portfolio-Wide Rental Rate Differential(2,3)
% of SS Revenue in Five Largest Markets(2)

Less Concentration Risk

More Stability

Price Point and Location[1] Within Market



A-Quality
B-Quality
56%
44%
Coastal A
Coastal B
52%
48%
Sunbelt A
Sunbelt B
65%
35%
Urban
Suburban
69%
31%
Coastal Urban
Coastal Suburb
61%
39%
Sunbelt Urban
Sunbelt Suburb
9%
91%

(1) Price point and location charts are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
(2) Data as of September 30, 2023. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(3) Rental rate differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
Source: Company and peer documents, Nareit.

UDR VALUE PROPOSITION

Durable and Repeatable Competitive Advantages

1 Innovation

Operations

- Self-service and improved resident experience
- Expand margins and lessen expense growth
- $60M incremental NOI captured or identified

Differentiated Market Selection

- Predictive analytics and qualitative analyses to help identify investment/ divestment markets
- Beneficial to our 2019-2021 acquisitions yield expansion to-date

2 Repeatable Investment Upside

- Durable competitive advantages boost yields
- History of acquisitions achieving 10-15% NOI growth in excess of market over first 3 years of ownership

Better Results Than Peers

Average Annual Outperformance vs. Peer Median[1] (bps), Last 10 Years



100
90
80
70
60
50
40
30
20
10
0
Above peer-average FFOA/sh[3] growth in 7of last 10 years
60
70
60
35
SS NOI Growth
FFOA/sh
Div/sh
NAV/sh

Long-Term TSR Outperformance

Frequency that UDR's Rolling 3-year Annualized TSR[2] Outperforms Index



Last 5 Years
Last 10 Years
80%
60%
40%
20%
0%
50%
68%
64%
68%
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index

(1) Actual results from 2013 through 2022; 2023 reflects full-year guidance for UDR and peers. 2013 coincides with UDR's initial publicly disseminated 3-year strategic plan.
(2) Data through September 30, 2023.
(3) Funds from Operations as Adjusted ("FFOA") is defined as Funds From Operations ("FFO") excluding the impact of non-comparable items including, but not limited to, acquisition-related costs, prepayment costs / benefits associated with early debt retirement, gains and losses on sales of real estate, and other costs. A comprehensive definition of FFOA and a reconciliation from net income attributable to common stockholders to FFOA is provided in the "Definitions and Reconciliations" section of UDR's quarterly Supplemental Financial Information.
Source: Company documents.

INNOVATION ACCOMPLISHMENTS

UDR's history of innovation has delivered better SS NOI growth and controllable operating margin versus peers.

Long-Term Same-Store Outperformance



UDR vs. Peer Median(1) SS NOI Growth (2013-3Q23)
Peer Median
UDR
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
50bps average annual additional NOI growth from UDR initiatives.
3.9%
4.5%
4.0%

Controllable Operating Margin ("COM") Expansion



Controllable Operating Margin vs. Avg. Monthly Rent(2) (TTM through 3Q23)
84%
83%
82%
81%
80%
79%
78%
TTM Controllable Operating Margin
~300bps COM advantage Equates to ~$45M in higher annualized NOI.
Peer Avg.
$1,600
$2,100
$2,600
$3,100
Average Monthly Rent Per Apartment Home

(1) Peer group includes AIRC (AIV prior to 2021), AVB, CPT, EQR, ESS, and MAA; 2Q 2020 through 3Q 2023 UDR same-store NOI results have been adjusted where appropriate to reflect concessions on a straightline basis for peer comparability.
(2) Based on disclosures across the peer group, Average Monthly Rent is defined as average monthly rental rates for EQR, ESS, and MAA and is defined as average monthly revenue per occupied home for AIRC, AVB, CPT, and UDR.
Source: Company and peer documents.

INNOVATION = REPEATABLE, CONSISTENT VALUE CREATION

UDR's **ongoing innovation drives outsized same-store NOI growth** in our legacy portfolio and yield expansion when we externally grow. This has contributed to UDR generating better than peer average FFOA per share growth in 7 of the past 10 years. Our innovation is **enduring, scalable, and a hard-to-replicate competitive advantage** versus peers.

Legacy Portfolio

>$20M NOI realized since 2018 = **$420M** value creation[1]

>$40M NOI targeted over next 24-36 months

- **<u>Bad Debt</u>**: Enhanced Resident Screening
- **<u>Reduce Friction</u>**: Streamlined Resident Move-In Process
- **<u>Other Income</u>**: Building-Wide WiFi, Parking, Package Lockers
- **<u>Site-Level Efficiencies</u>**: Reduce Controllable Expenses
- **<u>Data Science and AI</u>**: Enhanced Customer Engagement
- **<u>Customer Experience</u>**: Higher Satisfaction = Fewer Vacant Days
- **<u>Advanced Pricing Engine</u>**: Refined Unit-Level and Amenity Pricing

+ Given a Cost of Capital to Grow

55bps of yield expansion from innovation on

$2.6B of third-party acquisitions from 2019-2021[2]

= **$300M** value creation[1]

145bps of Total Yield Expansion To-Date[3][4]


Wtd. Avg. Initial Yield
4.35%
UDR Portfolio Gross Potential Rent Growth
0.90%
Innovation
0.55%
Renovation
0.25%
Capex
0.25%
Wtd. Avg. Current Yield
5.80%
4.0%
4.5%
5.0%
5.5%
6.0%

(1) Calculated based on an applied cap rate of 4.75%.
(2) Amounts include communities with at least 12 months of operating results under UDR ownership, exclude acquisitions from Joint Ventures (including UDR's DCP portfolio and the UDR/MetLife JV), and include secured debt assumed at the time of acquisition, where applicable.
(3) Rent Growth is based on gross potential rents for UDR's portfolio as of September 2023.
(4) Innovation includes revenue maximization strategies, parking optimization, view premiums, short-term furnished rentals, personnel optimization, SmartHome installations, and self-service integration. Renovation (accretive) and Cap Ex investment (dilutive from higher cost basis) include interior renovations (kitchen and bath) and common area upgrades.

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a track record of being a proficient steward of capital and can utilize various external growth value creation drivers.



Capital Allocation During the Apartment Cycle ($M)
UDR Prem./(Disc.) to NAV (lhs)
Net Acquisitions (rhs)
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth and execute share repurchases when equity trades at a discount to NAV
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
2007 2008 2009 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023



UDR'S CAPITAL SOURCES
Cost
Not Attractive
Attractive
Source in Size
Yes
No
Common Equity
Asset Dispositions
Unsecured Debt
Secured Debt
JV Capital
LOC
Commercial Paper



UDR'S CAPITAL USES
Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
JV Acquisitions
Acquisitions
Development
DCP
Redevelopment
NOI-Enhancing Cap Ex
Stock Buybacks
Operating Platform

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

Our wide variety of value creation drivers provides UDR the latitude to **pivot toward investment opportunities that generate the highest risk-adjusted IRRs** and **the greatest earnings/NAV accretion**. These include:

ACQUISITIONS



Arbors at Maitland Summit | Orlando, FL

- Target 10%-15% NOI growth above market in first 3 years of ownership
- Acquired $3.0B third-party communities and ~$4.5B overall[1] since 2019 with a focus on Platform-friendly assets

DEVELOPMENT



Cirrus | Denver, CO

- $188M active construction pipeline, 74% funded
- ~6% weighted average projected stabilized yield on ~$375M of recently developed communities, which should benefit 2024 FFOA per share growth

REDEVELOPMENT



10 Hanover Square Lobby | New York, NY

- Target mid-teens IRRs
- Identified >$100M of potential new projects in coming years
- Current unit redevelopments: ~2,300 units, $105M

DEVELOPER CAPITAL PROGRAM



Essex Luxe | Orlando, FL

- Low/mid-double-digit IRRs on capital provided to third-party developers
- Embedded optionality (have acquired ~50% of completed deals)

JOINT VENTURES



Signal Hill | Washington, D.C.

- Strategic partnerships to source attractively priced capital and grow the Company across cycles
- Accretion from (1) redeploying capital to acquire under-managed, proximate communities and (2) steady fee income stream

PLATFORM & INNOVATION


ACCOUNT SNAPSHOT

Virtual Tours | SmartHome Technology Package

- Digitalization, centralization, and utilization of advanced AI to facilitate shift to self-service model and improve customer experience
- >$100M PropTech & ESG fund commitments

(1) ~$4.5B includes acquisitions from Joint Ventures (including UDR's DCP portfolio and the UDR/MetLife JV, at share) and secured debt assumed at the time of acquisition, where applicable.
Source: Company documents.

RECENT EXTERNAL GROWTH ACTIVITY

We utilized access to alternative sources of capital to execute ~$900 million of transactions across 2 deals since late-June. As outlined below, **both offer attractive expected long-term earnings accretion from meaningful embedded growth opportunities**.

LaSalle Joint Venture

Deal Specifics: Contributed 4 communities totaling 1,328 apartment homes valued at ~$510M (~5.25% Y1 yield) as a seed portfolio; UDR retained 51% ownership and received ~$245M in cash proceeds (used to reduce commercial paper balance, which carried a mid-5% interest rate)

Strategic Rationale: Partner with a like-minded institutional investor for access to a growing and attractively priced pool of capital across economic and market cycles

Investment Thesis: Ability to increase operating scale, densification, and ROE through accretive acquisitions

Sources of Accretion: Immediate use of proceeds, growing fee income stream over time, operating scale

- Initially: Reduction of commercial paper balance (mid-5% interest rate), asset / property management fees
- Over Time: Operating efficiencies and margin upside from newly acquired communities, growing asset / property management fees, acquisition and financing fees, and promoted returns on new acquisitions



Los Alisos | Orange County, CA



Lodge at Ames Pond | Boston, MA

Texas Acquisitions

Deal Specifics: Acquired 6 communities totaling 1,753 apartment homes for ~$402M (4.75% Y1 yield); issued ~3.6 million Operating Partnership Units priced at $47.50/Unit (3% premium to consensus NAV or low-5% implied yield based on consensus estimates) and assumed ~$209M debt with a 3.8% weighted average coupon

Strategic Rationale: Increase scale and efficiencies with well-located communities in 2 primary UDR markets

Investment Thesis: Capture outsized cash flow growth and accretion by integrating under-managed properties with low CapEx requirements and a low cost of debt onto UDR's Platform

Sources of Accretion: ~800bps controllable operating margin upside vs. UDR communities in the same markets:

- 300bps from staffing efficiencies
- 150bps from community amenities (WiFi, package lockers, etc.)
- 100bps from in-unit amenities (SmartHome, washers & dryers)
- 100bps from enhanced unit-level pricing
- 100bps from scaled insurance
- 50bps from occupancy



Villaggio | Dallas, TX



Palo Verde | Austin, TX

Source: Company documents.

DIVERSIFIED AND HIGH-QUALITY RESIDENT BASE[1]

Household income, wage growth, and resident credit quality support current and future demand.

$160K	↑ 24%	160%	Low/Mid-20%
Average annual household income	Increase of average incomes vs. pre-COVID[2]	Above median MSA income	Average rent-to-income ratio

UDR Same-Store Portfolio

Avg. Resident Age	36
Avg. Household Income ($000s):	$160
vs. MSA Median Income:	160%
% High-Income MSA Jobs:	↔

Seattle

Avg. Household Income ($000s):	$176
vs. MSA Median Income:	150%
% High-Income MSA Jobs:	↑

San Francisco Bay Area

Avg. Household Income ($000s):	$229
vs. MSA Median Income:	149%
% High-Income MSA Jobs:	↑

Orange County

Avg. Household Income ($000s):	$189
vs. MSA Median Income:	169%
% High-Income MSA Jobs:	↓



Boston

Avg. Household Income ($000s):	$209
vs. MSA Median Income:	186%
% High-Income MSA Jobs:	↔

New York City

Avg. Household Income ($000s):	$375
vs. MSA Median Income:	433%
% High-Income MSA Jobs:	↔

Metro Washington, D.C.

Avg. Household Income ($000s):	$135
vs. MSA Median Income:	105%
% High-Income MSA Jobs:	↑

Sunbelt Markets

Avg. Household Income ($000s):	$126
vs. MSA Median Income:	148%
% High-Income MSA Jobs:	↔

- Primary Coastal Markets
- Other Coastal Markets
- Sunbelt Markets

- ↑ >35% of Jobs are High-Income
- ↔ >30% and <35% of Jobs are High-Income
- ↓ <30% of Jobs are High-Income

(1) Data as of September 30, 2023. Resident Age, Household Income, and Household income versus MSA Median Income are based on UDR portfolio attributes. Analysis of job quality stratification (High-Income, Medium-Income, and Low-Income) reflects employment trends at the market level (or aggregated market level in the case of Sunbelt Markets) and are not necessarily reflective of UDR's resident profile. The intent of this analysis is to demonstrate the quality of potential residents based on the total addressable market. Jobs are classified by industries as defined by the Bureau of Labor Statistics category: segmentation is done across Mining/Logging/Construction, Manufacturing, Trade/Transportation/Utilities, Information Services, Financial Services, Professional and Business Services, Education and Health Services, Leisure and Hospitality, Federal/State/Local Government, and Other Services.

(2) Pre-COVID defined as period ending February 2020.

Source: Company documents and Bureau of Labor Statistics.

RESIDENT ATTRIBUTES AND TRENDS

Resident Age Distribution[1]

Balanced resident composition minimizes risk of exposure to specific age cohorts.



Average Resident Age: 36
Median Resident Age: 31
30%
25%
20%
15%
10%
5%
0%
18%
16%
23%
22%
17%
17%
18%
18%
24%
27%
Under 25
25-29
30-34
35-44
45+
Pre-COVID: Feb 2020
Current

Resident Turnover since 2Q18

Robust demand and our focus on resident satisfaction has helped drive a 340 basis point decrease in trailing-twelve-month ("TTM") turnover versus pre-COVID levels. Resident move outs to buy (~6%) or rent (~1%) a single-family home during 3Q 2023 totaled 7%, or approximately 45% below historic norms.



Percent of Move Outs to Buy or Rent a Single-Family Home
TTM Resident Turnover
15%
10%
5%
0%
50%
47%
44%
41%
2Q 2018
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021
3Q 2021
4Q 2021
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
2Q 2023
3Q 2023
Move Outs to Buy Home
Move Outs to Rent Home
TTM Resident Turnover Rate

(1) Distribution is based on residents who are signees on a lease.
Source: Company documents.

STRONG, LIQUID, FLEXIBLE BALANCE SHEET

Sector-leading weighted average interest rate, the lowest percentage of maturing debt among peers over the next 3- and 5-year periods, robust liquidity (~$1 billion), and strong leverage metrics support growth opportunities and reduce risk.

Investment Grade

BBB+
S&P Unsecured Rating

Baa1
Moody's Unsecured Rating

3.37%
Sector-best weighted average interest rate

Strong Leverage Metrics

30.5%
Consolidated debt-to-enterprise value[1]

5.7x
Consolidated net debt-to-EBITDAre as of 3Q 2023

5.2x
Consolidated fixed charge coverage ratio as of 3Q 2023

Well Laddered Maturity Schedule

5.9 years
Average debt duration[2]

11.3%
Sector-low percentage of debt maturing through 2026[2]

87.4%
of NOI unencumbered

Forward Debt Maturity Schedule ($M/Weighted Average Interest Rate)

2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	Thereafter
$380	$140	$179	$357	$657	$467	$616	$831	$761	$427	$950
5.6%	4.4%	3.7%	3.0%	3.7%	3.7%	3.9%	3.3%	2.9%	2.3%	2.4%


$1,000
$800
$600
$400
$200
$0
Only 5% of consolidated debt outstanding matures through 2025, excluding Commercial Paper,[2] Working Capital Facility, and principal amortization.
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Thereafter
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Consolidated debt-to-Enterprise Value is calculated using the Company's Enterprise Value as of September 30, 2023.
(2) 2023 maturities reflect $380.0 million of principal outstanding at an interest rate of 5.58%, an equivalent of SOFR plus a spread of 27 basis points, on the Company's unsecured commercial paper program as of September 30, 2023. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $700.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 6.1 years without extensions and 6.0 years with extensions.
Source: Company and peer documents.

ESG AND SUSTAINABILITY LEADERSHIP

UDR is a **recognized global ESG leader** and is committed to further enhancing our ESG profile.(1)

GRESB Score of 87

Earned Sector Leader designation among listed Residential Multifamily peers in the Americas

Public Disclosure

Earned GRESB Public Disclosure score of **"A" for 5 consecutive years**

LEED Certifications

Developed, redeveloped, or acquired **29 communities** since 2010 that have obtained sustainability certification

SDG Alignment

Aligned with **10 United Nations Sustainable Development Goals**

DEI Commitment

Inaugural donor to the Nareit Foundation's **Dividends Through Diversity, Equity & Inclusion** campaign

Responsibility

Named one of **America's Most Responsible Companies** by Newsweek in consecutive years.

Green Bonds

Two Green Bond issuances totaling $650 million of proceeds since 2019



Climate Tech Funds

Committed to invest **$20M into strategic ESG and Climate Technology Funds**



(1) For additional details on UDR's targets, please refer to the Company's ESG website and its 5th annual ESG Report.
Source: Company documents.

APPENDIX



3033 Wilshire | Los Angeles, CA

Opening doors to the future

GRESB
REAL ESTATE
sector leader 2023

THE CASE FOR APARTMENT REITS

Apartment REIT TSR has outperformed other REITs and the broader market by a wide margin since 2000 due to:

1. Ongoing shortage of U.S. housing
2. Increased propensity to rent
3. Housing's status as a necessary, non-discretionary expense
4. Better long-term NOI growth + lower capex than most REIT sectors

TOTAL SHAREHOLDER RETURN (INDEXED AT 100 IN JANUARY 2000)[(1)]



NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time
9.8% Nareit Equity Apartments Index CAGR
9.1% Nareit Equity Index CAGR
7.2% S&P 500 CAGR
925
789
527
1,600.00
1,400.00
1,200.00
1,000.00
800.00
600.00
400.00
200.00
-
2000
2002
2005
2008
2011
2014
2017
2020
2023

ROLLING 3-YEAR ANNUALIZED TSR[(1)]



Apt. REIT Outperformance vs. Equity REITS
68% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis.
4% Average Outperformance
4% Average Underperformance
15%
10%
5%
0%
(5)%
(10)%
(15)%
2000
2002
2005
2008
2011
2014
2017
2020
2023

(1) Data through October 31, 2023.
Source: Nareit and Factset.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Long-term demographics remain strong for apartments. Since 2010, approximately 30% fewer total housing units have been produced versus total households formed over the same period.

U.S. POPULATION BY AGE COHORT (MILLIONS)



Domestically Born
Foreign Born
25
20
15
10
5
0
Future renter cohort
Primary renter cohort
Increasingly important renter cohort
Age: 5-9 10-14 15-19 20-24 25-29 30-34 35-39 40-44 45-49 50-54 55-59 60-64

PROPENSITY TO RENT BY AGE COHORT



3Q23 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
70%
60%
50%
40%
30%
20%
10%
800
600
400
200
0
61.3%
439
657
37.3%
657
29.4%
605
24.3%
217
21.0%
Age: < 35 35-44 45-54 55-64 >65

- Sizeable current primary renter cohort
- Larger domestically born future renter cohort
- Potential upside from foreign-born growth

Significantly higher propensity to rent due to:

- Overall housing shortage
- High for-sale home prices and mortgage rates
- Pent-up demand (household formation)



Peak home-buying age ↑ to 36 from 29 in the 1970s.



Average age of marriage ↑ to 32 from 22 in the 1970s.



67% of Millennials who want to own a home have zero down payment savings.

Source: U.S. Census Bureau. Data as of September 30, 2023.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Low absolute and relative affordability represent a barrier to single-family ownership, resulting in a larger potential multifamily renter pool. Third-party forecasts indicate ~5 million additional apartments will be needed by 2030 to satisfy housing demand, thereby mitigating the potential supply risk of increased residential completions.

Household Growth by Type (000s)



YOY Owner HH Formation
YOY Renter HH Formation
YOY Total Housing Completions
Single Family Affordability (rt. axis)
Single Family More Affordable
Single Family Less Affordable
2,200
1,200
200
(800)
(1,800)
80
60
40
20
0
Owner Nation
Renter Nation
Owner Nation
Renter Nation
2001
2004
2007
2010
2013
2016
2019
2022

UDR Monthly Cost To Rent vs. Total Cost To Own[1]



% Less Expensive to Rent vs. Own (TTM)
-20%
-30%
-40%
-50%
-60%
2002
2004
2006
2008
2010
2012
2014
2017
2019
2021
2023

- Rent-versus-own analysis[1] shows it is **55% to 60% less expensive** to rent than own across UDR markets.
- This equates to a **~25% improvement in relative affordability** compared to pre-COVID levels.

(1) UDR Average Monthly Cost to Rent is as of 3Q 2023 and is defined as Total Revenue Per Occupied Home on a Same-Store basis. Blended cost to own a home is calculated using data from Moody's, National Association of Realtors, and property prices (both single-family and condos) from Zillow for the markets in which UDR operates and is based on UDR's NOI by market. Monthly mortgage costs assumes a 20% down payment and a 30-year fixed rate mortgage based on historical quarterly rates from Federal Reserve Economic Data. Monthly cost to own also includes taxes and insurance expense assumed at 1/12 of 2% of the historical median home price.

Source: U.S. Census Bureau, Federal Reserve Economic Data, REIS, Zillow, Moody's National Association of Realtors, Company documents.

NOTES

NOTES

NOTES

FORWARD LOOKING STATEMENTS

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, including the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, rising interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and DCP investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135


NASDAQ CONGRATULATES
UDR'S 2023 ESG REPORT
2023 GRESB
REGIONAL SECTOR LEADER
UDR
GRESB
REAL ESTATE
Nasdaq

DEFINITIONS AND RECONCILIATIONS

NOVEMBER 2023

UDR
Opening doors to the future®

GRESB
REAL ESTATE
sector leader 2023

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO enables investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items as Consolidated Interest Coverage Ratio – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio – adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre – adjusted for non-recurring items. Consolidated EBITDAre – adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lenders with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre – adjusted for non-recurring items is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value enables investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance with GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and enables investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Equity REIT: A REIT which owns, or has an “equity interest” in, income-producing real estate (rather than making loans secured by real estate collateral).

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted (“FFO as Adjusted”) attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Source: Company documents, Nareit and Green Street.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	3Q 2023	YTD 2023
Income/(loss) from unconsolidated entities	$ 5,508	$ 24,912
Management fee	744	1,969
Interest expense	4,178	12,327
Depreciation	12,606	27,671
General and administrative	236	357
Developer Capital Program (excludes loans)	(8,193)	(29,996)
Other (income)/expense	(35)	123
Realized (gain)/loss on real estate technology investments, net of tax	466	1,186
Unrealized (gain)/loss on real estate technology investments, net of tax	(881)	(1,720)
Total Joint Venture NOI at UDR's Ownership Interest	$ 14,629	$ 36,829

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Source: Company documents, Nareit and Green Street.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 3.25% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022
Net income/(loss) attributable to UDR, Inc.	$ 32,858	$ 347,545	$ 30,964	$ 44,530	$ 23,605
Property management	13,271	13,101	12,945	12,949	12,675
Other operating expenses	4,611	4,259	3,032	4,008	3,746
Real estate depreciation and amortization	167,551	168,925	169,300	167,241	166,781
Interest expense	44,664	45,113	43,742	43,247	39,905
Casualty-related charges/(recoveries), net	(1,928)	1,134	4,156	8,523	901
General and administrative	15,159	16,452	17,480	16,811	15,840
Tax provision/(benefit), net	428	1,351	234	(683)	377
(Income)/loss from unconsolidated entities	(5,508)	(9,697)	(9,707)	(761)	(10,003)
Interest income and other (income)/expense, net	3,069	(10,447)	(1,010)	(1)	7,495
Joint venture management and other fees	(1,772)	(1,450)	(1,242)	(1,244)	(1,274)
Other depreciation and amortization	3,692	3,681	3,649	4,823	3,430
(Gain)/loss on sale of real estate owned	-	(325,884)	(1)	(25,494)	-
Net income/(loss) attributable to noncontrolling interests	2,561	22,638	1,961	2,937	1,540
Total consolidated NOI	$ 278,656	$ 276,721	$ 275,503	$ 276,886	$ 265,018

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Source: Company documents, Nareit and Green Street.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress. Based upon the level of material impact the redevelopment has on the community (operations, occupancy levels, and future rental rates), the community may or may not maintain Stabilization. As such, for each redevelopment, the Company assesses whether the community remains in Same-Store.

Same-Store Revenue with Concessions on a Cash Basis: Same-Store Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental income on a straight-line basis which allows investors to evaluate the impact of both current and historical concessions and to more readily enable comparisons to revenue as reported by its peer REITs. In addition, Same-Store Revenue with Concessions on a Cash Basis allows an investor to understand the historical trends in cash concessions. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis (inclusive of the impact to Same-Store NOI) is provided below:

	3Q 23	3Q 22	3Q 23	2Q 23	YTD 23	YTD 22
Revenue (Cash basis)	$ 385,551	$ 367,346	$ 385,551	$ 377,950	$1,126,834	$ 1,056,486
Concessions granted/(amortized), net	776	(351)	776	(209)	609	(7,207)
Revenue (Straight-line basis)	$ 386,327	$ 366,995	$ 386,327	$ 377,741	$1,127,443	$ 1,049,279
% change - Same-Store Revenue with Concessions on a Cash basis:	5.0%		2.0%		6.7%	
% change - Same-Store Revenue with Concessions on a Straight-line basis:	5.3%		2.3%		7.4%	
% change - Same-Store NOI with Concessions on a Cash basis:	5.7%		1.2%		7.3%	
% change - Same-Store NOI with Concessions on a Straight-line basis:	6.1%		1.6%		8.4%	

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Source: Company documents, Nareit and Green Street.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues with concessions reported on a Cash Basis, divided by the product of occupancy and the number of apartment homes. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis is provided on page A-7 of this presentation.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiaries ("TRS") focus on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Source: Company documents, Nareit and Green Street.

2023 Guidance: All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for fourth quarter of 2023 and full-year 2023 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	4Q 2023		Full-Year 2023	
	Low	High	Low	High
Forecasted net income per diluted share	$ 0.08	$ 0.10	$ 1.32	$ 1.34
Conversion from GAAP share count	(0.01)	(0.01)	(0.02)	(0.02)
Net gain on the sale of depreciable real estate owned	-	-	(0.93)	(0.93)
Depreciation	0.55	0.55	2.00	2.00
Noncontrolling interests	-	-	0.07	0.07
Preferred dividends	-	-	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 0.62**	**$ 0.64**	**$ 2.45**	**$ 2.47**
Legal and other costs	-	-	-	-
Casualty-related charges/(recoveries)	-	-	0.01	0.01
Realized/unrealized (gain)/loss on real estate technology investments	-	-	-	-
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.62**	**$ 0.64**	**$ 2.46**	**$ 2.48**
Recurring capital expenditures	(0.06)	(0.06)	(0.23)	(0.23)
Forecasted AFFO per diluted share and unit	**$ 0.56**	**$ 0.58**	**$ 2.23**	**$ 2.25**

Source: Company documents.

Coverage Ratios		Quarter Ended September 30, 2023
Net income/(loss)	$	35,419
Adjustments:		
Interest expense, including debt extinguishment and other associated costs		44,664
Real estate depreciation and amortization		167,551
Other depreciation and amortization		3,692
Tax provision/(benefit), net		428
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		17,327
EBITDAre	$	269,081
Casualty-related charges/(recoveries), net		(1,928)
Legal and other costs		364
Unrealized (gain)/loss on real estate technology investments		8,292
Realized (gain)/loss on real estate technology investments		54
(Income)/loss from unconsolidated entities		(5,508)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(17,327)
Management fee expense on unconsolidated joint ventures		(744)
Consolidated EBITDAre - adjusted for non-recurring items	$	252,284
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	1,009,136
Interest expense, including debt extinguishment and other associated costs		44,664
Capitalized interest expense		2,629
Total interest	$	47,293
Preferred dividends	$	1,221
Total debt	$	5,752,822
Cash		(1,624)
Net debt	$	5,751,198
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**5.3x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**5.2x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**5.7x**

Source: Company documents.

In thousands, except per share and unit amounts	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Net income/(loss) attributable to common stockholders	$ 31,637	$ 22,499	$ 407,741	$ 39,087
Real estate depreciation and amortization	167,551	166,781	505,776	497,987
Noncontrolling interests	2,561	1,540	27,160	2,718
Real estate depreciation and amortization on unconsolidated joint ventures	13,149	7,457	29,329	22,570
Net gain on the sale of depreciable real estate owned, net of tax	-	-	(324,770)	-
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 214,898	$ 198,277	$ 645,236	$ 562,362
Distributions to preferred stockholders - Series E (Convertible) (1)	1,221	1,106	3,626	3,307
FFO attributable to common stockholders and unitholders, diluted	$ 216,119	$ 199,383	$ 648,862	$ 565,669
FFO per weighted average common share and unit, basic	$ 0.61	$ 0.57	$ 1.84	$ 1.64
FFO per weighted average common share and unit, diluted	$ 0.61	$ 0.57	$ 1.83	$ 1.63
Weighted average number of common shares and OP/DownREIT Units outstanding, basic	351,271	346,175	350,534	341,892
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted	354,620	350,078	353,890	346,061
Impact of adjustments to FFO:				
Variable upside participation on Developer Capital Program, net	$ -	$ -	$ (204)	$ (10,622)
Legal and other	364	10	(894)	1,493
Realized (gain)/loss on real estate technology investments, net of tax	520	376	1,372	(7,748)
Unrealized (gain)/loss on real estate technology investments, net of tax	7,411	9,589	(1,551)	45,896
Casualty-related charges/(recoveries), net	(1,928)	901	3,362	1,210
Total impact of adjustments to FFO	$ 6,367	$ 10,876	$ 2,085	$ 30,229
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 222,486	$ 210,259	$ 650,947	$ 595,898
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.63	$ 0.60	$ 1.84	$ 1.72
Recurring capital expenditures	(27,139)	(20,383)	(60,784)	(50,598)
AFFO attributable to common stockholders and unitholders, diluted	$ 195,347	$ 189,876	$ 590,163	$ 545,300
AFFO per weighted average common share and unit, diluted	$ 0.55	$ 0.54	$ 1.67	$ 1.58

See pages A-1 through A-11 for definitions and other terms.

(1) Series E cumulative convertible preferred shares are dilutive for purposes of calculating FFO per share for the three and nine months ended September 30, 2023, and September 30, 2022. Consequently, distributions to Series E cumulative convertible preferred stockholders are added to FFO and the weighted average number of Series E cumulative convertible preferred shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

FORWARD LOOKING STATEMENTS

Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, rising interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Developer Capital Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®